Nicor Inc.
                                                                        Form 8-K
                                                                    Exhibit 99.3

                         Director Compensation Election

   Current Plan Election:


      _______ I would like my compensation earned in calendar year ____ to be paid according to the election I have currently in effect.
           or


      ______ I would like my compensation earned in calendar year ____ to be paid according to the following election:

                _____   paid directly to me

                _____   deferred under the Nicor Inc. Deferred Compensation
                        Plan

I understand that if I have elected to change the manner of payment from being directly paid to me to a deferral or vice versa that I may not change the form (stock to interest equivalency or cash to stock equivalency or vice versa). Accordingly, I acknowledge that:

o If my current plan election is to have my compensation paid directly in the form of cash and I elect to defer my compensation such deferral will be credited with the interest equivalency.

o If my current plan election is to have my compensation used to purchase Nicor stock and I elect to defer my compensation such deferral will be credited with the stock equivalency.

o If my current plan election is to have my compensation deferred into the interest equivalency and I elect to have it paid to me directly, I will receive it in cash.

o If my current plan election is to have my compensation deferred into the stock equivalency and I elect to have it paid to me directly, it will be used to purchase Nicor stock.

If I changed my election to have my ____ compensation deferred under the Nicor Inc. Deferred Compensation Plan, I understand that I must complete an election form as to the timing of distributions from the Deferred Compensation Plan.

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      Name


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      Date